Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

•                                          Form S-8 No. 333-34223, Form S-8 No. 333-60075, Form S-8 No. 333-152433, and Form S-8 No. 333-167889 pertaining to the Amended and Restated 1997 Stock Award and Incentive Plan of Alexandria Real Estate Equities, Inc.,

•                                          Form S-3 No. 333-158400 of Alexandria Real Estate Equities, Inc., and in the related Prospectus,

•                                          Form S-3 No. 333-142118 of Alexandria Real Estate Equities, Inc., and in the related Prospectus,

•                                          Form S-3/A No. 333-56449 of Alexandria Real Estate Equities, Inc., and in the related Prospectus and

•                                          Form S-3/A No. 333-81985 of Alexandria Real Estate Equities, Inc., and in the related Prospectus.

of our reports dated March 1, 2011, with respect to the consolidated financial statements and schedule of Alexandria Real Estate Equities, Inc., and the effectiveness of internal control over financial reporting of Alexandria Real Estate Equities, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/ Ernst & Young LLP
Los Angeles, California

March 1, 2011